UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  September 26, 2006
(Date of earliest event reported)

INCYTE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-27488	94-3136539
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

Experimental Station, Route 141
& Henry Clay Road, Building E336
Wilmington, DE	19880
(Address of principal executive offices)	(Zip Code)

(302) 498-6700
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On September 26, 2006, Incyte Corporation (the “Company”) issued $151.8 million aggregate principal amount of its 3½% Convertible Senior Notes due 2011 (the “Notes”), including the exercise in full of the initial purchaser’s option, in a private placement.  The terms of the Notes are governed by an indenture, dated as of September 26, 2006, between the Company and U.S. Bank National Association, as trustee (the “Indenture”).  A copy of the Indenture, including the form of the Notes, is attached hereto as Exhibit 4.1 and is incorporated herein by reference.  The information contained in Item 2.03 with respect to the Indenture and the Notes is hereby incorporated by reference. The description of the Indenture and the Notes in this report are summaries and are qualified in their entirety by the terms of the Indenture and the Notes, respectively.

In connection with the sale of the Notes, the Company entered into a registration rights agreement with Piper Jaffray & Co., as the initial purchaser of the Notes (the “Initial Purchaser”), dated as of September 26, 2006 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed to use its reasonable best efforts to cause to become effective within 180 days after the closing of the offering of the Notes, a shelf registration statement with respect to the resale of the Notes and the shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) issuable upon conversion of the Notes (the “Registrable Securities”). The Company will use its reasonable best efforts to keep the shelf registration statement effective until the earlier of such time as the Registrable Securities:

•                  are resold in accordance with the shelf registration statement,

•                  may be sold under Rule 144(k),

•                  are sold to the public pursuant to Rule 144, and

•                  are no longer outstanding.

The Company will be required to pay additional interest, subject to some limitations, to the holders of the Notes if it fails to comply with its obligations to register the Notes and the Common Stock issuable upon conversion of the Notes. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference.  The description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 26, 2006, the Company issued $151.8 million aggregate principal amount of the Notes.  The Notes will be convertible into shares of Common Stock based on an initial conversion rate of 89.1385 shares of Common Stock per $1,000 principal amount of Notes (which is equal to an initial conversion price of approximately $11.22 per share), subject to adjustment under certain circumstances. The Notes will bear interest at a rate of 3½% per year, payable semiannually in arrears in cash on February 15 and August 15 of each year, beginning on February 15, 2007. The Notes will mature on February 15, 2011.  Beginning February 20, 2007, the Company may redeem the Notes at the redemption prices specified in the Notes, plus accrued and unpaid interest.  Upon the happening of certain designated events, the holders of the Notes may require the Company to purchase all or a portion of their Notes at a purchase price equal to 100% of the principal amount of Notes, plus accrued and unpaid interest, if any.

The Notes will rank equally with the Company’s other senior unsecured debt, but will be effectively subordinated to all of the Company’s secured debt, to the extent of the value of the assets securing such debt, and to all debt incurred by the Company’s subsidiaries. The Notes are senior in right of payment to the Company’s outstanding 5.5% Convertible Subordinated Notes Due 2007, 3½% Convertible Subordinated Notes due 2011 and convertible subordinated promissory note issued or issuable to Pfizer Overseas Pharmaceuticals, a wholly-owned subsidiary of Pfizer, Inc.

Item 3.02               Unregistered Sales of Equity Securities.

On September 26, 2006, the Company sold $151.8 million aggregate principal amount of the Notes to the Initial Purchaser, including the exercise in full of the Initial Purchaser’s option, in a private placement pursuant to exemptions from the registration requirements of the Securities Act.  The net proceeds from the offering, after deducting the estimated offering expenses payable by the Company, were approximately $110.9 million.  The Notes will be convertible into shares of Common Stock based on an initial conversion rate of 89.1385 shares of Common Stock per $1,000 principal amount of Notes (which is equal to an initial conversion price of approximately $11.22 per share), subject to adjustment under certain circumstances.  The information contained in Items 1.01 and 2.03 with respect to the Notes is hereby incorporated by reference.

The Company offered and sold the Notes to the Initial Purchaser in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchaser then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchaser in the purchase agreement.

Item 8.01               Other Events.

On September 26, 2006, the Company issued a press release announcing the completion of the offering of the Notes.  The Company also announced that it will redeem the entire outstanding principal amount of its 5.5% Convertible Subordinated Notes Due 2007 (the “2007 Notes”).  The Company set October 16, 2006 as the redemption date, and U.S. Bank National Association, as trustee, mailed a notice of redemption to all record holders of the 2007 Notes on September 26, 2006.  All outstanding 2007 Notes will be redeemed at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to the redemption date.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)                  Exhibits.

Exhibit No.	Description
4.1

Indenture related to the 3½% Convertible Senior Notes due 2011, dated as of September 26, 2006, between Incyte Corporation and U.S. Bank National Association, as trustee (including form of 3½% Convertible Senior Note due 2011).

4.2	Registration Rights Agreement, dated as of September 26, 2006, by and between Incyte Corporation and Piper Jaffray & Co.
99.1	Press release issued by Incyte Corporation dated September 26, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 28, 2006

INCYTE CORPORATION
By:	/s/ Patricia A. Schreck
Patricia A. Schreck
Executive Vice President and General Counsel